UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2005

Consolidated Water Co. Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	0-25248	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Windward Three-4th Fl, West Bay Road, P.O. Box 1114 GT, Grand Cayman, Cayman Islands		none
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	345-945-4277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 16, 2005, Consolidated Water Co. Ltd. (the "Company") announced that it will commence an offering of Bahamian Depositary Receipts ("BDRs") representing up to 650,000 Ordinary Shares of the Company. The BDRs and the underlying Ordinary Shares will not be offered or sold in the United States or to U.S. persons (as defined in Regulation S promulgated under the Securities Act of 1933). The offering will be made solely in the Bahamas commencing on October 17, 2005 and expiring on November 4, 2005, unless extended.

If the offering is completed, the Company estimates that the net proceeds after expenses will be approximately B$11.2 million. The Company intends to use the net proceeds to finance the construction of a new seawater desalination plant known as the Blue Hills Plant on the island of New Providence in the Bahamas and the expansion of the Company’s existing seawater desalination plant on the island of New Providence.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. - Title
99.1 - Press release issued by the Company on October 17, 2005, announcing the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Water Co. Ltd.

October 17, 2005	By:	Frederick W. McTaggart

Name: Frederick W. McTaggart
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by the Company on October 17, 2005, announcing the offering.